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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Event Requiring Report: August 14, 2002


                               SURFORAMA.COM, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



    Nevada                         000-33165          98-0233878
--------------------               ---------          ----------
(State of Incorporation)          (Commission         (IRS Employer
                                  File  Number)       Identification  #)



            Suite 700, 555 West Hastings, Vancouver, British Columbia, Canada
            -----------------------------------------------------------------
                                  V6B 4N5
                                  -------
                    (Address of Principal Executive Offices)

    105 - 1010 West 42nd Avenue, Vancouver, British Columbia, Canada V6M 2A8
    ------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                 (604) 727-8402
                    ----------------------------------------
              (Registrant's telephone number, including area code)


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ITEM  5     OTHER  EVENTS

The Company's two majority shareholders have agreed to sell all of their interest in the company to David Parker an investor and businessman from Ft. Worth Texas. The agreement dated August 14, 2002 calls for the purchase by Mr. Parker of all of the 11,820,000 shares held by Edward Yau and Mike Hanson, two of the directors and officers of the company. These shares represent over 59% of the company's issued and outstanding common stock and thus this agreement would result in the transfer of control over the company, if completed. The purchase price for the shares is $118,200. The agreement remains contingent on the parties due diligence and completion of several conditions prior to sale. All stock obtained by Mr. Parker in this transaction is to be marked restricted.

The parties anticipate that following the completion of the transaction and transfer of the stock, Mr. Parker will be appointed to the board. Further filing will be made upon completion of the transaction, assuming all conditions are met.

ITEM  7     EXHIBITS

Exhibit  No.                   Description
------------                   -----------

10.1     Stock  Purchase  Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SURFORAMA.COM,  INC.


                                             By:  /s/ Edward Yau
Date:  September  3,  2002                      ---------------------
                                                Edward Yau
                                                President

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